Exhibit 99.1

NEWS RELEASE

Apache Corporation and APA Corporation Announce Completion of New Holding Company Structure

HOUSTON, Mar. 1, 2021 – Apache Corporation (Apache) and APA Corporation (Nasdaq: APA) (APA or the Company) today announced completion of the previously announced holding company structure, making APA the parent holding company of Apache. APA replaces Apache as the public company trading on the Nasdaq stock market under the ticker symbol “APA.”

Each share of Apache common stock outstanding immediately prior to the reorganization has automatically converted, on a one-for-one basis, into a share of common stock of APA, having the same designation, rights, powers, and preferences and qualifications, limitations, and restrictions as a share of Apache common stock immediately prior to the reorganization. Accordingly, Apache stockholders automatically became stockholders of APA with the same number and ownership percentage of shares as they held in Apache immediately prior to the reorganization. Apache now operates as a wholly-owned subsidiary of APA. The Board of Directors and the executive officers of Apache immediately prior to the reorganization continue in their same roles at APA.

The holding company reorganization, which is intended to be a tax-free transaction for U.S. federal income tax purposes for the Company’s stockholders, will modernize the Company’s operating and legal structure, provide financial and administrative flexibility, and more closely align the Company’s legal structure with its growing international presence.

In connection with the reorganization, APA also acquired the Suriname and Dominican Republic subsidiaries from Apache. Apache continues to hold existing assets in the U.S., subsidiaries in Egypt and the U.K., and its current economic interests in Altus Midstream Company (Nasdaq: ALTM) and Altus Midstream LP.

APA’s common stock will begin trading at the opening of trading on March 2, 2021, under the new CUSIP number 03743Q108.

APACHE CORPORATION AND APA CORPORATION ANNOUNCE COMPLETION OF NEW HOLDING COMPANY STRUCTURE

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About APA

APA Corporation, through its consolidated subsidiaries, explores for and produces oil and gas with operations in the United States, Egypt and the United Kingdom and exploration activities offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Specific information concerning Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

About Apache

Apache Corporation, a direct, wholly-owned subsidiary of APA Corporation, is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache holds a majority interest in Altus Midstream Company, which, through its consolidated subsidiaries, operates gathering, processing and transmission assets in West Texas and holds equity ownership in four Permian-to-Gulf Coast pipelines.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for APA’s and/or Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Apache’s Form 10-K for the

APACHE CORPORATION AND APA CORPORATION ANNOUNCE COMPLETION OF NEW HOLDING COMPANY STRUCTURE

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year ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021, for a discussion of risk factors that affect our business. Any forward-looking statement made by APA and/or Apache in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and Apache undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Investor:    (281) 302-2286      Gary Clark

Media:       (713) 296-7276      Phil West

Website:    www.apacorp.com

APA-G

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